As filed with the Securities and Exchange Commission on January
28, 1999                               Registration No.

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549
                            __________

                             FORM S-8

                    REGISTRATION STATEMENT NO.
                              UNDER
                    THE SECURITIES ACT OF 1933
                            __________

                   NORFOLK SOUTHERN CORPORATION
        (Exact name of issuer as specified in its charter)

           Virginia                              52-1188014
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

          Three Commercial Place                 23510-2191
            Norfolk, Virginia                    (Zip Code)
(Address of Principal Executive Offices)

                   NORFOLK SOUTHERN CORPORATION
                  THOROUGHBRED STOCK OPTION PLAN
                     (Full title of the plan)

                  JAMES C. BISHOP, JR., Esquire
                  Executive Vice President - Law
                   Norfolk Southern Corporation
                      Three Commercial Place
                   Norfolk, Virginia 23510-2191
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                          (757) 629-2750
                            __________

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                             Proposed   Proposed
                             maximum    maximum
Title of          Amount     offering   aggregate    Amount of
securities        to be      price      offering     registration
to be registered  registered per share* price*       fee
_________________________________________________________________
Norfolk Southern  6,000,000  $28.625  $171,750,000.00  $50,666.25
Corporation       shares
Common Stock,
$1.00 par value
_________________________________________________________________

*Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h), based upon a price of $28.625 per share for 6,000,000 shares of Common Stock issued under the Thoroughbred Stock Option Plan, such price being the average of the high and low prices of the Common Stock reported in the consolidated reporting system on January 22, 1999, a date within five business days prior to the date of filing this Registration Statement.

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Norfolk Southern Corporation ("Registrant") hereby incorporates into the Registration Statement the documents listed below; all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities to be granted under the Plan have been granted or which deregisters all securities then remaining ungranted, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (1)  Registrant's latest Annual Report filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended, and the Plan's latest annual report filed pursuant to Section
15(d) of the Securities Exchange Act of 1934, as amended;

     (2) All other reports of the Registrant thereafter filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

     (3)  The description of Norfolk Southern Corporation Common
Stock contained in the registration statement on Form 8-B, as amended, filed pursuant to Section 12 of the Exchange Act.


Item 4.  Description of Securities.

     Not applicable to already-registered securities.


Item 5.  Interests of Named Experts and Counsel.

     An opinion has been rendered to the Corporation by Joseph C. Dimino, Esquire, General Solicitor of the Corporation, stating that any shares of Common Stock when issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable. As of January 26, 1999, Mr. Dimino was the beneficial owner, either directly or indirectly, of approximately 5001 shares of Common Stock. Also, as of January 26, 1999, Mr. Dimino had been awarded 5,000 performance share units under the Corporation's Long-Term Incentive Plan and held unexercised Options awarded under the Corporation's Long-Term Incentive Plan to purchase 46,000 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act provides, in general, for indemnification by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification also is authorized (and in certain cases, is required) with respect to a criminal action or proceeding where the potential indemnitee had no reasonable cause to believe that his conduct was unlawful. A corporation also may indemnify such individuals for service, performed at the request of that corporation, as a director, officer, employee, agent or otherwise of another entity or organization.

     Article VI of the Restated Articles of Incorporation of Norfolk Southern Corporation ("Corporation") provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the full extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of the Corporation itself, by reason of the fact that such person is, or was, a director or officer of the Corporation, or is, or was, serving at the request of the Corporation as a director, officer, employee, agent or otherwise of another entity or organization. Virginia corporate law currently does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

     Article VI of the Corporation's Restated Articles of Incorporation also provides that in every instance, and to the fullest extent permitted by Virginia corporate law in effect from time to time, directors and officers of the Corporation (including former directors and officers) shall not be liable to the Corporation or its stockholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation either of the criminal law or of any federal or state securities law.

     Directors and officers of the Corporation are covered by certain policies providing directors' and officers' liability insurance. In general, the insurers are obliged to make payments under these policies only if the Corporation may indemnify a director or officer -- and does not or cannot do so. The policies are issued on a "claims made" basis, and apply as well to service performed by such individuals at the direction of the Corporation as a director, officer, employee, agent or otherwise of another entity or organization.


Item 7.  Exemption from Registration.

     Not applicable


Item 8.  Exhibits.

     Exhibit Number                Description

          4                        Instruments defining the
                                   rights of security holders,
                                   including indentures.

                                   (a)  The Restated Articles of
                                        Incorporation of Norfolk
                                        Southern Corporation are
                                        incorporated herein by
                                        reference from Exhibit 1
                                        of Norfolk Southern's
                                        Form 10-Q Report for the
                                        quarter ended September
                                        30, 1998.

                                   (b)  Copy of the Bylaws of
                                        Norfolk Southern
                                        Corporation, as last
                                        amended January 26, 1999.

          5                        Opinion of Joseph C. Dimino,
                                   Esquire, regarding the
                                   legality of the securities
                                   being registered.

          23                       Consent of Independent
                                   Auditors; Counsel:

                                   (a)  Consent of KPMG LLP.

                                   (b)  Consent of
                                        PricewaterhouseCoopers
LLP.

                                   (c)  The Consent of Joseph C.
                                        Dimino, Esquire, is
                                        contained in his opinion
                                        filed as Exhibit 5 to the
                                        Registration Statement.

          99                       Copy of the Plan as adopted
                                   January 26, 1999.


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, and Commonwealth of Virginia, on this 26th day of January, 1999.


                              NORFOLK SOUTHERN CORPORATION



                              By   /s/ David R. Goode
                                   (David R. Goode)
                                   Chairman, President and Chief
                                   Executive Officer




                        POWER OF ATTORNEY


     We, the undersigned officers and directors of Norfolk Southern Corporation hereby severally constitute James C. Bishop, Jr. and Henry C. Wolf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to the Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Norfolk Southern Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 26th day of January, 1999, by the following persons in the capacities indicated.


                            SIGNATURES


Signature                          Title



/s/ David R. Goode                 Chairman, President and Chief
(David R. Goode)                   Executive Officer and Director
                                   (Principal Executive Officer)

/s/ Henry C. Wolf                  Vice Chairman and Chief
(Henry C. Wolf)                    Financial Officer (Principal
                                   Financial Officer)


/s/ John P. Rathbone               Vice President and Controller
(John P. Rathbone)                 (Principal Accounting Officer)


/s/ Gerald L. Baliles
(Gerald L. Baliles)                Director



/s/ Carroll A. Campbell
(Carroll A. Campbell)              Director



/s/ Gene R. Carter
(Gene R. Carter)                   Director



/s/ L. E. Coleman
(L. E. Coleman)                    Director



/s/ T. Marshall Hahn, Jr.
(T. Marshall Hahn, Jr.)            Director



/s/ Landon Hilliard
(Landon Hilliard)                  Director



/s/ Steven F. Leer
(Steven F. Leer)                   Director



/s/ Arnold B. McKinnon
(Arnold B. McKinnon)               Director



/s/ Jane Margaret O'Brien
(Jane Margaret O'Brien)            Director



/s/ Harold W. Pote
(Harold W. Pote)                   Director

                        INDEX TO EXHIBITS


     Exhibit Number                Description

          4                        Instruments defining the
                                   rights of security holders,
                                   including indentures.

                                   (a)  The Restated Articles of
                                        Incorporation of Norfolk
                                        Southern Corporation are
                                        incorporated herein by
                                        reference from Exhibit 1
                                        of Norfolk Southern's
                                        Form 10-Q Report for the
                                        quarter ended September
                                        30, 1998.

                                   (b)  Copy of the Bylaws of
                                        Norfolk Southern
                                        Corporation, as last
                                        amended January 26, 1999.

          5                        Opinion of Joseph C. Dimino,
                                   Esquire, regarding the
                                   legality of the securities
                                   being registered.

          23                       Consent of Independent
                                   Auditors; Counsel:

                                   (a)  Consent of KPMG LLP.

                                   (b)  Consent of
                                        PricewaterhouseCoopers
LLP.

                                   (c)  The Consent of Joseph C.
                                        Dimino, Esquire, is
                                        contained in his opinion
                                        filed as Exhibit 5 to the
                                        Registration Statement.

          99                       Copy of the Norfolk Southern
                                   Corporation Thoroughbred Stock
                                   Option Plan.